UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2010 (March 5, 2010)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

180 East Broad Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)      Adoption of the 2010 Executive Bonus Plan

On March 5, 2010, the Board of Trustees (the “Board”) of Glimcher Realty Trust (the “Registrant”) approved, upon the recommendation and approval of the Executive Compensation Committee, the 2010 Executive Bonus Plan (the “Plan”) for its senior executive officers, including its “named executive officers” (as defined by Item 402(a)(3) of Regulation S-K) (a “Named Executive Officer”).  The Plan establishes the percentage targets for bonus payments to such officers for performance incentives reached during fiscal year 2010.  Under the Plan, each of the senior executive officers participating in the Plan has a bonus target that is a percentage of their respective base salary paid during 2010 from which the bonus payment under the Plan will be determined.  The bonus targets for each Plan participant that is a Named Executive Officer are listed in the chart below:

Named Executive Officer	Bonus Target
Chairman of the Board & Chief Executive Officer	85% of paid salary
President & Chief Operating Officer	50% of paid salary
Executive Vice President, Chief Financial Officer & Treasurer	50% of paid salary
Executive Vice President & Chief Investment Officer	50% of paid salary
Senior Vice President, Director of Leasing	40% of paid salary

A participant’s bonus payment amount under the Plan is determined based upon an evaluation of the participant’s individual performance and the Registrant’s operating performance. Individual performance is measured by the person’s achievement of goals or objectives established at the end of the 2009 (the “Objectives Bonus Target”) and the Registrant’s operating performance is determined based upon a review and evaluation of our year-end Funds From Operations results (the “FFO Bonus Target”).  A participant’s FFO Bonus Target is 70% of his respective Bonus Target (the “FFO Component”).  A participant’s Objectives Bonus Target is 30% of his respective Bonus Target (the “Objectives Component”).

Based upon individual performance, participants may qualify to receive between 75%–125% of their respective Objectives Components.  Based upon the Registrant’s corporate performance, participants may qualify to receive between 25%–150% of their respective FFO Component.  Accordingly, if a participant is eligible to receive more than 100% of one or both of his respective Objectives Component and FFO Component, the amount awarded to such participant may significantly exceed the bonus target set forth above.  A participant’s bonus payment under the Plan is an amount that is the sum of two components: (i) an amount equal to the percentage of the FFO Component that he is eligible to receive and (ii) an amount equal to the percentage of the Objectives Component that he is eligible to receive. Actual awards under the Plan may vary based on the Executive Compensation Committee’s evaluation of the Registrant’s year-end FFO performance as well as the participant achieving, exceeding, or failing to meet individual performance goals during the 2010 fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: March 9, 2010	By:	/s/ Kim A. Rieck
Kim A. Rieck Senior Vice President, General Counsel & Secretary

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